Exhibit 99.1

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of additional U.S. federal income tax considerations relating to the purchase, ownership and disposition of common shares, par value $0.10 per share, or common shares, of SITE Centers Corp., an Ohio corporation, or the Company, that are not discussed in the applicable prospectus under the heading “Certain U.S. Federal Income Tax Considerations.” This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions, all effective as of the date of this prospectus supplement. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary is limited to beneficial owners of common shares that will hold the common shares as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under other U.S. federal tax laws (such as estate and gift tax laws) or the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all of the tax considerations that may be applicable to the particular circumstances of a holder of common shares or to holders of common shares that may be subject to special tax rules under the U.S. federal income tax laws, such as, for example, financial institutions, insurance companies, tax-exempt organizations, brokers and dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons that will hold common shares as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction, persons deemed to sell the common shares under the constructive sale provisions of the Code, entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities, and investors in such entities.

This summary of additional U.S. federal income tax considerations is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service, or the IRS. The Company has not sought, and will not seek; any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. If you are considering purchasing common shares, you are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under other federal tax laws, under the laws of any state, local, or foreign taxing jurisdiction or under any applicable income tax treaty.

You are urged to consult with your tax advisors regarding the specific tax consequences to you of the acquisition, ownership and sale of our common shares, including the federal, state, local, foreign and other tax consequences of such acquisition, ownership and sale and of potential changes in applicable tax laws.

Additional FATCA Withholding for Certain Payments to Non-U.S. Entities

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury Regulations thereunder, commonly referred to as “FATCA,” imposes a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Under the final Treasury Regulations, as modified by certain IRS guidance, the withholding obligations described above generally apply to payments of U.S.-source dividends made on or after July 1, 2014. Under recently proposed Treasury Regulations, the preamble to which specified that taxpayers may rely on them pending finalization, the FATCA withholding requirement on gross proceeds was eliminated. The rules under FATCA are complex. Non-U.S. Holders and Holders that hold common shares through a non-U.S. intermediary should consult their own tax advisors regarding the implications of FATCA on an investment in common shares.